Corning Natural Gas Corporation

330 W. William Street

P.O. 58

Corning, New York 14830

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, February 3, 2004

Corning, New York

January 2, 2004

To the Common Stockholders of
Corning Natural Gas Corporation

Notice is hereby given that the Annual Meeting of Stockholders of Corning Natural Gas Corporation (the "Company") will be held at the office of the Company, 330 W. William Street, in the City of Corning, New York on Tuesday, February 3, 2004 at 10:30 A.M., local time, for the following purposes:

    To fix the number of Directors at five and to elect a Board of Directors for the ensuing year.
    To transact such other business as may properly come before the meeting.

The stock transfer books will not be closed, but only common stockholders of record at the close of business on December 26, 2003 will be entitled to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting and vote your shares. In the event that you cannot attend, please date, sign and mail the enclosed proxy in the enclosed self-addressed envelope. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

By Order of the Board of Directors,

GARY K. EARLEY, Secretary & Treasurer

CORNING NATURAL GAS CORPORATION

PROXY STATEMENT

January 2, 2004

By Whom Proxy Solicited and Solicitation Expenses. The accompanying proxy is solicited by the Board of Directors of the Corning Natural Gas Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, February 3, 2004. Proxies in substantially the accompanying form, properly executed and received prior to or delivered at the meeting and not revoked, will be voted in accordance with the specification made. The expense of soliciting proxies will be borne by the Company.

The approximate date upon which this proxy statement and the accompanying proxy will first be mailed to stockholders is January 2, 2004.

Right to Revoke Proxy. Any stockholder giving the proxy enclosed with this statement has the power to revoke it at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York, 14830, no later than February 2, 2004 if by mail, or prior to the exercise thereof if delivered by hand. Such revocation may also be effected orally at the meeting prior to the exercise of the proxy.

Proposals of Stockholders. Stockholders proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Office of the Secretary, Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York 14830, by September 10, 2004. As to any proposal that a stockholder intends to present to stockholders without being included in the Companys proxy statement for the Companys 2005 Annual Meeting of Stockholders, the proxies named in managements proxy for the meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than November 26, 2004. Even if proper notice is received on or prior to November 26, 2004, the proxies named in managements proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposals and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal as set forth in Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

Voting Securities Outstanding. There were 506,918 shares of common stock outstanding and entitled to vote on December 26, 2003 (the "Record Date"). Each share of common stock is entitled to one vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Beneficial Stock Ownership

The following table sets forth the shares of the Companys common stock, and the percent of total outstanding shares represented thereby, beneficially owned* by the nominees for director of the Company, the Chief Executive Officer of the Company, all directors and officers as a group, and all persons or groups known to the Company to beneficially own more than 5% of such stock.

*As used in this Proxy Statement, "beneficial ownership" includes direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the common stock of the Company. Except as otherwise indicated in the footnotes below, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.

	Shares of Stock
	Beneficially Owned
	Directly or Indirectly	Percent
Beneficial Owners	as of December 1, 2003	of Class

J. Edward Barry	50,711 (1)	10.00%
330 W. William Street
Corning, New York 14830-2152

Thomas K. Barry (Director and	16,044 (2)	3.20%
Chief Executive Officer)
330 W. William Street
Corning, New York 14830-2152

Thomas H. Bilodeau (Director)	4,175 (3)	*
336 Golfview Road, Apt. 207
North Palm Beach, Florida 33408-3521

Bradford J. Faxon (Director)	29,998 (4)	5.90%
225 Hix Bridge Road
Westport, Massachusetts 02790-1312

Liselotte R. Lull and	49,642 (5)	9.80%
Robert E. Lull
231 Watauga Avenue
Corning, New York 14830-3233

Donald R. Patnode (Director)	15,648 (6)	3.10%
91 Stage Harbor Road
Chatham, Massachusetts 02633-2272

Kenneth J. Robinson (Director and
Executive Vice President)	5,095 (7)	1.00%
330 W. William Street
Corning, New York 14830-2152

All directors and officers	72,248 (8)	14.20%
of the Company, eight persons
as a group

* Less than one percent

(1) Includes 27,634 shares held in trust, with respect to which J. Edward Barry has shared voting and investment power, and 23,077 shares beneficially owned and held in trust on behalf of Virginia S. Barry, with respect to which J. Edward Barry also has shared voting and investment power. Percentage reflects rounding; actual percentage is less than 10 percent.

(2) Includes indirect beneficial ownership of 1,102 shares owned by children of Thomas K. Barry, and as to which Thomas K. Barry has shared voting and investment power.

(3) All shares are held in trusts and Mr. Bilodeau is a beneficiary or contingent beneficiary of such trusts.

(4) Includes indirect beneficial ownership of 5,987 shares owned by children of Bradford J. Faxon, and as to which Bradford J. Faxon has shared voting and investment power.

(5) Includes 25,773 shares owned by Liselotte R. Lull and 23.869 shares owned by Robert E. Lull.

(6) Includes 2,205 shares owned by spouse, who has sole voting and investment power over such shares. Also includes 7,710 shares held in two trusts, of which Donald R. Patnode is co-trustee.

(7) Includes 4,877 shares owned jointly with Sherry Robinson.

(8) Aggregate record or imputed beneficial ownership, with sole or shared voting or investment power.

Election of Directors. (Proposal No. 1) It is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy to fix the number of directors at five and to elect the nominees listed below to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event of a vacancy in the list of nominees, an event which the Board of Directors does not anticipate, the holders of the proxies will vote for the election of a nominee acceptable to the remaining nominees. The directors must be elected by a plurality of votes cast. The following is a brief description of each nominee, including his principal employment or professional experience for the past five years.

Thomas K. Barry, 58, Chairman of the Board of Directors since 1993, President of the Company since 1983, Chief Executive Officer since 1984. A Director since 1983 and Chairman of the Executive Committee. Son of J. Edward Barry, Consultant to the Company.

Thomas H. Bilodeau, 61, Vice President - Finance, Medical & Environmental Coolers, Inc. since 1990. A Director since 1984 and a member of the Compensation and Audit Committees.

Bradford J. Faxon, 65, Retired; former President of Fall River Gas Company 1986-2001. A Director since 1984, Chairman of the Compensation Committee and a member of the Executive and Audit Committees.

Donald R. Patnode, 75, Retired; former President of Industrial Filters and Equipment Corporation 1989-1994. A Director since 1964, Chairman of the Audit Committee and a member of the Compensation Committee.

Kenneth J. Robinson, 59, Executive Vice President since 1992. Joined the Company in 1978 as an accountant and served as Financial Vice President and Treasurer from 1987 to 1991. A Director since 2000 and a member of the Executive Committee.

Board of Directors and Committees. The Board of Directors has a standing Audit Committee, of which Messrs. D.R. Patnode, B.J. Faxon and T.H. Bilodeau are the members. The function of the Audit Committee is to recommend the selection of independent auditors, review the plan and results of the independent audit and approve each professional service provided by the independent auditors. The Audit Committee had four meetings in fiscal 2003. The members of the Audit Committee meet the independence standards of Sections 303.01(B) (2) (a) and (3) of the New York Stock Exchanges listing standards.

Audit Committee Report

To the Board of Directors of Corning Natural Gas Corporation:

The Audit Committee of Corning Natural Gas Corporation ("Corning") has reviewed and discussed Cornings audited financial statements for the year ended September 30, 2003. In addition, we have discussed with Deloitte & Touche LLP, Cornings independent auditing firm, the matters required to be discussed by Statement of Auditing Standards No. 61 as amended by Statements of Auditing Standards No. 89 and 90.

The Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and we have discussed with Deloitte & Touche LLP such firms independence. We have also discussed with Cornings management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of Cornings audited financial statements in the annual report for the year ended September 30, 2003, on Form 10-KSB.

The Audit Committee of Corning Natural Gas
CorporationDonald R. Patnode, Chairman
Bradford J. Faxon
Thomas H. Bilodeau

The Board of Directors also has a standing Compensation Committee, of which Messrs. D.R. Patnode, B.J. Faxon and T.H. Bilodeau are the members. This committee met once during 2003. This committee reviews officer performance and duties and decides upon appropriate remuneration.

The Board of Directors does not have a standing nominating committee, or any committee performing similar functions. The Board of Directors is of the view that such a committee is unnecessary given the relatively small number of directors and the percentage by which each Director was re-elected last year (as to each, over 91% of the votes cast). All Directors participate in the consideration of nominees for Directors.

The Board of Directors met five times in 2003. Each Director attended more than 75% of the aggregate number of meetings of the Board and committees on which he served during the year.

At the most recent annual meeting of stockholders of the Company, held on February 4, 2003, out of a total of 482,900 shares entitled to vote at the meeting, 439,973 shares (91.1% of the total) were actually voted at the meeting with respect to the election of Directors. Nominees proposed for election by the Board of Directors were elected by requisite vote at such meeting. Each nominee received an affirmative vote of over 91% of the votes cast. All Directors are strongly encouraged to attend the annual meeting and all Directors were present at the annual meeting held on February 4, 2003.

Section 16 (a) Beneficial Ownership Reporting Compliance. Based solely on a review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 (the "Exchange Act") during and with respect to its most recent fiscal year, as well as written representations furnished to the Company by reporting persons, all persons subject to Section 16 of the Exchange Act with respect to the Company have filed on a timely basis all reports required by Section 16 (a) of the Exchange Act during the most recent fiscal year.

Cash Compensation of Executive Officers. The following table sets forth the compensation paid or accrued by the Company and its subsidiary during the fiscal years ended September 30, 2001, September 30, 2002 and September 30, 2003 to the Companys Chief Executive Officer and to each Executive Officer whose aggregate cash compensation exceeded $100,000. Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, including directorships, for services rendered during the fiscal years indicated.

	SUMMARY COMPENSATION TABLE
	Annual Compensation(1)
Name and				Other Annual
Principal Position	Year	Salary (2)	Bonus	Compensation (3)

Thomas K. Barry	2003	$199,617	$3,811	$15,500
President and Chief	2002	193,640	---	15,500
Executive Officer	2001	182,310	---	12,500

Kenneth J. Robinson	2003	$146,487	$9,379	$15,000
Exec. Vice President	2002	142,140	9,281	15,000
	2001	133,643	12,059	12,000

(1) The Company did not pay any long-term compensation to its Chief Executive Officer or to its other executive officers during the fiscal years ended September 30, 2003, 2002, and 2001.

(2) The amounts in this column include the aggregate of cash contributions received and matching contributions made by the Company on behalf of the named executive officers to the Companys 401(k) Savings Plan (the "Savings Plan").

(3) Consists of directors fees paid to the named executive officers by the Company and its subsidiary.

Description of Executive Officers. A description of the executive officers, other than Mr. Thomas K. Barry and Mr. Kenneth J. Robinson, for whom a description is provided above, is set forth below.

Russell S. Miller (age 40) is Vice President-Operations. Mr. Miller was employed on a part-time basis in 1987. He joined the Company on a full-time basis in 1990 as a draftsman. Since 1993 he has served as Coordinator of Gas Supply and was promoted to his current position at the beginning of 2000.

Stanley G. Sleve (age 53) is Vice President - Business Development. Mr. Sleve began employment with the Company in January, 1998 primarily to secure and develop new business. Mr. Sleve has had twenty-five years of project, client and construction management experience with engineering and architectural service firms.

Gary K. Earley (age 49) is Secretary and Treasurer. Mr. Earley has been a practicing accountant since 1976. He joined the Company in 1987 as an accountant in the rates and regulations department and has served as Treasurer for the past 11 years, and has served as Secretary since January 1, 2003.

Compensation Pursuant to Plans. The Company has entered into separate supplemental benefits agreements with Thomas K. Barry and Kenneth J. Robinson (collectively, the "Supplemental Benefits Agreements"), which provide that the officer covered thereby and retiring after the age of 62 is entitled to receive monthly payments equal to 35% of such officers monthly salary at retirement for either life or 180 months, whichever is longer. Such amount payable shall increase by 4% annually on the anniversary date of such officers retirement. Retirement benefits otherwise available upon retirement at age 62 under the Supplemental Benefits Agreements are reduced cumulatively by 4% for each year prior to age 62 in which the covered officer retires; provided, however, that an officer covered under a Supplemental Benefits Agreement receives no retirement benefits thereunder in the event that such officer retires before age 55. Furthermore, the Supplemental Benefits Agreements provide that in the event that an officer covered by a Supplemental Benefits Agreement dies prior to retirement, such officers designated beneficiary is entitled to receive monthly payments equal to 50% of such officers monthly salary at death for 180 months.

Eligibility to enter into a Supplemental Benefits Agreement, or equivalent thereof, is based upon employee performance, service and value to the Company; such eligibility is determined on an individual basis by the Board of Directors. Currently, such executive officers (as discussed, above) are the only employees of the Company covered by a Supplemental Benefits Agreement, and no payments have been made to date under such agreements. The Supplemental Benefits Agreements are in addition to the amounts shown in the Summary Compensation Table and are not subject to limitation. As of September 30, 2003 the estimated annual benefits payable under a Supplemental Benefits Agreement upon retirement at the normal retirement age for Mr. K.J. Robinson are $52,500 and for Mr. T.K. Barry are $71,750.

The Company also maintains the Corning Natural Gas Corporation Employees Savings Plan (the "Savings Plan"). All non-union employees of the Company who work for more than 1,000 hours per year and who have completed one year of service may enroll in the Savings Plan at the beginning of each calendar quarter. Under the Savings Plan, participants may contribute up to 50% of their wages. For non-union employees the Company will match one-half of the participants contributions up to a total of 3% of the participants wages. Company matching contributions vest in the participants at a rate of 20% per year and become fully vested after five years. All participants may select one of ten investment plans, or a combination thereof, for their account. Distribution of amounts accumulated under the Savings Plan occurs upon the termination of employment or death of the participant. The Savings Plan also contains loan and hardship withdrawal provisions. During the fiscal year ended September 30, 2003, no amounts were distributed to executive officers under the Savings Plan. The amounts accrued under the Savings Plan by Messrs. T.K. Barry and K.J. Robinson in fiscal 2003 are included in the compensation figures in the table on Page 4.

Compensation of Directors. The current annual Directors compensation is $6,000. In addition, Directors are paid $400 for each Board meeting attended. Additionally, the chairman of the Boards Executive, Audit and Compensation committees receive an annual fee of $1,500 for such services. Committee members other than the chairman are paid $1,000 annually to serve on the Executive and Compensation committees while Audit committee members are paid $1,500 annually. There is a limitation that no committee chairman or member may receive more than $2,000 annually for such service regardless of the number of committees on which he serves.

As allowed by New York law, the Company currently has in effect an insurance policy, with an effective date of June 1, 2003, with National Union Fire Insurance Company for the indemnification of officers and directors at an annual premium cost of $ 53,958.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements. The Company has entered into an employment contract with each of Mr. T.K. Barry and Mr. K.J. Robinson. Under the terms of such employment contracts, each officer is compensated for his duties as an officer and director with such salary as is determined from time to time by the Board of Directors. The term of each officers employment contract is for a rolling three year period, unless earlier terminated by an act of either the Company or such officer. Each officers employment contract further provides that upon any change in control of the Company leading to the termination of such officers employment with the Company, the Company shall pay such officer three times his then-present annual salary and reimbursement of payments for excise tax, if any, required under Section 4999 of the Internal Revenue Code. The Employment Contracts also provide for payment to such officer, upon his retirement, of amounts that, when combined with payments under the pension plan, would provide such officer a total pension benefit, as specified in the Companys pension plan, as if the limitations on pension plan payments under Internal Revenue Code Sections 415(b) and (e) did not apply. Payment of such amounts and downward adjustments of such amounts are made under the same terms as specified in the pension plan. The Employment Contracts also require the Companys continued provision of health care benefits to such officer after retirement, except when the officers employment is terminated for cause. Additionally, the Company has entered into a contract with each of Mr. T.K. Barry and Mr. K.J. Robinson whereby the Company has agreed to transfer ownership of a paid-up insurance policy on the life of such officer upon a change of control of the Company.

Auditors.

The Company engaged Deloitte & Touche LLP, Certified Public Accountants of Rochester, New York, as its principal accountants as of April 19, 2000. The decision to engage Deloitte & Touche LLP was approved by the Board of Directors.

In connection with the audits of the past three fiscal years, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Deloitte & Touche LLP, who have been selected as auditors for the Company for the ensuing fiscal year, have no direct or indirect financial interest in the Company or its subsidiaries in the capacity of promoter, underwriter, voting director, officer or employee. A representative of Deloitte & Touche LLP is scheduled to be present at the annual meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

The following table sets forth the fees incurred by the Company for the services of Deloitte & Touche LLP in the past year. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLPs independence.

	Financial Information Systems
Audit Fees	Design and Implementation Fees	All Other Fees

$56,000	$0	$17,000

Other Matters. Except for the matters set forth above, the Board of Directors knows of no matters which may be presented to the meeting, but if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment in such matters.

Contacting the Board of Directors. Any shareholder may contact any of the Companys Directors, including the Chairman of the Board of Directors, Thomas K. Barry, by writing to the appropriate individual c/o Corning Natural Gas Corporation, 330 W. William Street, P.O. Box 58, Corning, New York, 14830. All communications will be forwarded to the Director to which they are addressed.

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

By Order of the Board of Directors,
GARY K. EARLEY
Secretary & Treasurer

Annual Report

A copy of the Companys 2003 Annual Report to Shareholders accompanies this Proxy Statement, but does not constitute part of the proxy solicitation materials.

Persons whose proxies are solicited by the Board of Directors of the Company may obtain, without charge, a copy of the Companys Annual Report on Form 10-KSB, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the Companys most recent fiscal year. The report will be furnished upon request made in writing to:
Thomas K. Barry
Chairman of the Board of Directors
Corning Natural Gas Corporation
330 W. William Street
P.O. Box 58
Corning, New York 14830

PROXY CORNING NATURAL GAS CORPORATION PROXY

ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 3, 2004

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement of Corning Natural Gas Corporation (the "Company"), dated January 2, 2004, hereby appoints Thomas H. Bilodeau, Bradford J. Faxon and Donald R. Patnode, and any of them, as proxy or proxies of the undersigned, to vote the shares of common stock of the Company owned by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the office of the Company in the City of Corning, New York on Tuesday, February 3, 2004, at 10:30 A.M. local time and at any adjournment(s) thereof, with all powers the undersigned would possess if personally present at said meeting with full power of substitution or revocation. The following purposes for which this proxy may be exercised are set forth in the Notice of Annual Meeting of Stockholders and are fully set forth in the Proxy Statement.

1. FOR: The proposal to fix the number of Directors at five and the election as Directors the nominees of Thomas K. Barry, Thomas H. Bilodeau, Bradford J. Faxon, Donald R. Patnode and Kenneth J. Robinson, except as written in the space below.

____________________________________________________

WITHHOLD AUTHORITY TO VOTE ON: The election of all nominees listed above, as a group.

2. To act upon such other matters as may come before the meeting.

The undersigned ratifies and confirms all that said proxy or proxies may do by virtue hereof. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have or may exercise all of the powers of proxies hereunder, or if only one be present and acting, then one shall have and may exercise all of said powers.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THIS CARD WITH REGARD TO THE PROPOSAL NUMBERED 1. IN THE ABSENCE OF A SPECIFICATION, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED HEREIN.

Dated: 2004

(L.S.)

(L.S.)

Stockholders should sign here exactly as the name or names are printed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Joint owners should each sign personally.

IMPORTANT

PLEASE DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE COMPANY.